Designated Filer:	Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:	Dime Community Bancshares, Inc. [DCOM]
Date of Event Requiring Statement:	September 2, 2021

Exhibit 99.2 - Joint Filer Information
Joint Filers:

1. Name:	Matthew Lindenbaum
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

2. Name:	Bennett Lindenbaum
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

3. Name:	Basswood Capital Management, L.L.C.
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

4. Name:	Basswood Partners, L.L.C.
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

6. Name:	Basswood Opportunity Fund, Inc.
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

6. Name:	Basswood Financial Fund, LP
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

7. Name:	Basswood Financial Long Only Fund, LP
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022